Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 As the independent registered public accounting firm, we hereby consent to the inclusion of our report dated January 29, 2007 included in Rapid Link, Incorporated's Annual Report on Form 10-KSB for the year ended October 31, 2006 as well as the incorporation by reference of such reports into the Company's previously filed Registration Statement File No. 333-82622. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


 /s/ KBA GROUP LLP
 Dallas, Texas
 January 29, 2007